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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence L. Betterley and David T. Giddings, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration
Statement on Form S-3 of Diametrics Medical, Inc., and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

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

        /s/ David T. Giddings          President, Chief Executive Officer and   September 18, 1998
------------------------------------   Chairman of the Board of Directors
David T. Giddings

        /s/ Laurence L. Betterley      Chief Financial Officer                  September 18, 1998
------------------------------------
Laurence L. Betterley

        /s/ Jill M. Nussbaum           Corporate Controller                     September 18, 1998
------------------------------------
Jill M. Nussbaum

        /s/ Richard A. Norling         Director                                 September 18, 1998
------------------------------------
Richard A. Norling

        /s/ Mark B. Knudson            Director                                 September 18, 1998
------------------------------------
Mark B. Knudson, Ph.D.

        /s/ Andre de Bruin             Director                                 September 18, 1998
------------------------------------
Andre de Bruin

        /s/ Gerald L. Cohn             Director                                 September 18, 1998
------------------------------------
Gerald L. Cohn

        /s/ Roy S. Johnson             Director                                 September 18, 1998
------------------------------------
Roy S. Johnson

        /s/ David V. Milligan          Director                                 September 18, 1998
------------------------------------
David V. Milligan
